Exhibit 10.16


Real Property Purchase and Sale Agreement dated May 2, 2008 whereby Golden Flake
    Snack Foods, Inc., a wholly-owned subsidiary of Golden Enterprises, Inc.
           re-acquired certain real property in Nashville, Tennessee.




                                       47
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                            PROPERTY CONTRACT OF SALE

THIS CONTRACT OF SALE is hereby made and entered into by and between TENNESSEE CHIPS, LLC, a Tennessee limited liability company (herein called "Seller") and GOLDEN FLAKE SNACK FOODS, INC., a Delaware corporation (hereinafter referred to as "Purchaser").

                                   WITNESSETH:

For and in consideration of the sum of Ten ($10.00) Dollars, as earnest money paid, and in part payment of the purchase price, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, a certain tract of real property located in Davidson County, Tennessee, together with any improvements thereon and all easements, covenants, licenses, and other rights appurtenant to said real property, said real property being generally described as follows:

               Land, building, fixtures and improvements

           located at 2930 Kraft Drive, Nashville, Tennessee.

A complete legal description of said real property is attached hereto as Exhibit "A". All property and interests of Seller to be conveyed hereunder are herein sometimes collectively called the "Property."

THIS SALE SHALL BE MADE UPON THE FOLLOWING TERMS AND CONDITIONS:

1. Purchase Price. Seller has executed a First Real Property Note in the original principal balance of $1,700,000.00 dated October 25, 2000 payable to Purchaser and a Second Real Property Note in the original principal balance of $300,000.00 dated October 25, 2000 payable to Purchaser. The First Real Property Note and Second Real Property Note are herein collectively referred to as the "Notes". As of May 2, 2008, the unpaid principal balance together with accrued but unpaid interest under the Notes will be $1,675,454.14. The Notes are secured by (i) a Deed of Trust executed by Seller, Trustor, to Shelton Hatcher, Trustee, for the benefit of Purchaser, Beneficiary, dated October 25, 2000 and recorded with Davidson County, Tennessee in Instrument No. 20001108-0111123 ("Deed of Trust") and (ii) UCC-1 Financing Statements naming Tennessee Chips, LLC, Debtor and Golden Flake Snack Foods, Inc., Secured Party of record in Instrument No. 20001108-0111124, Instrument No. 20001117-0114132, and Instrument No.
20070424-0048390, Register's Office for Davidson County, Tennessee ("UCC-1 Financing Statements"). As full consideration for the purchase of the Property, Purchaser shall, at closing, execute and deliver to Seller a satisfaction and release document reciting that the Notes have been paid and satisfied in full and satisfying and releasing the Deed of Trust and UCC-1 Financing Statements. The earnest money and the satisfaction and release of the Note and Deed of Trust shall constitute the full Purchase Price for the Property.

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

2. Deed and Conveyance of Property.

(a) On January 12, 2007, Tennessee Chips, LLC, without the prior written approval of Golden Flake Snack Foods, Inc., executed a Quitclaim Deed to the Property to Ronald B. Buchanan, Trustee, which Quitclaim Deed is of record in Instrument No. 20070125-0010088, Register's Office for Davidson County, Tennessee. In order to perform under the terms and conditions of this Contract, Seller agrees to cause Ronald B. Buchanan, Trustee, to execute a Special Warranty Deed to the Property to Purchaser and thereby convey the Property to the Purchaser subject only to the "Permitted Exceptions" as listed on Exhibit "B" attached hereto. Moreover, Seller agrees to cause Ronald B. Buchanan, Trustee, to comply with and satisfy the Schedule B-Section I requirements of the Title Commitment referred to herein, including, but not limited to, the following items under Schedule B-Section I: Items 1, 3, and 4 to the satisfaction of Purchaser and the Title Insurer.

(b) At the Closing, the Seller shall cause Ronald B. Buchanan, Trustee, to execute and deliver to the Purchaser a special warranty deed ("Warranty Deed") selling and conveying to Purchaser fee simple title to the Property and warranting good and marketable title to the same free and clear of all liens and encumbrances other than the Permitted Exceptions as listed on Exhibit "B" attached hereto (The form of the "Warranty Deed" is attached as Exhibit "C").

3. Title Insurance.

(a) Purchaser has obtained, at Purchaser's expense, title insurance commitment No. 526324, dated April 21, 2008 ("Title Commitment") issued by Chicago Title Insurance Company (the "Title Insurer") providing for the issuance of an Owner's title insurance policy in favor of Purchaser as Owner, insuring fee simple title in Purchaser in the amount of the Purchase Price, which Commitment shall be certified and updated to the Closing Date. Purchaser will accept and Seller will cause Ronald B. Buchanan, Trustee, to convey title to the Property to Purchaser subject only to the exceptions to title as set forth under Item 3 and Items 5 through and including Item 10 of Schedule B-Section II of the Title Commitment and the 2007 property taxes, which exceptions are also listed on Exhibit "B" attached hereto as the "Permitted Exceptions". Purchaser shall pay for the title insurance policy to be issued in favor of Purchaser.

4. Survey. Prior to Closing, Purchaser may, at his option and at his expense obtain an accurate survey of the Property to be prepared by a surveyor licensed in the State of Tennessee, certified to Purchaser, Seller and the Title Insurer, correctly reflecting the existence and location of all easements, right-of-ways, public roads, highway access, encroachments, improvements and other matters affecting the Property. The survey shall contain a certification as to the flood zone classification and 100 year flood elevation. If a survey is obtained by Purchaser, it shall furnish a copy to Seller.

5. Seller Representations. Seller hereby agrees and represents that as of the date of this Contract and as of the Date of Closing, the following statements are and shall be true:

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

(a) Seller is a validly existing Tennessee limited liability company. Ronald B. Buchanan, Trustee, holds fee simple title to the Property, subject only to the Permitted Exceptions. Seller has full right to sell the Property, and this Contract is the duly authorized and binding act of Seller.

(b) Except for the lease to Purchaser, there are no lease option agreements, service contracts, licenses, or other contracts which affect the Property, except for any such agreements listed on Exhibit 5(b).

(c) All taxes and assessments constituting a lien upon the Property have been paid in full or shall be paid at or prior to closing. Seller has not been notified of any future improvements by any public authority, any part of the costs of which might be assessed against the Property.

(d) To the best of Seller's knowledge, there are no laws, ordinances, or restrictions, or any changes contemplated therein, any judicial or administrative actions, any actions by adjacent landowners, any natural or artificial conditions upon the Property, any hazardous materials or conditions at or near the Property, or any other facts or conditions known to Seller which would have an adverse effect upon the Property or its value, or which might delay the immediate development of the Property, which facts or conditions have not been disclosed in writing to Buyer or disclosed by the Title Commitment.

(e) To the best of Seller's knowledge, the Property has not been damaged or affected by flood or storm runoff water.

(f) Except for the deteriorating condition of the roof, there shall be no material adverse change in the title, physical condition, and/or any other matter warranted or represented herein related to the Property between the date hereof and the date of closing.

(g) Seller's only asset is the Property.

(h) Seller has no unpaid debts, liabilities or obligations due and payable or which may become due and payable relating to the Property except as set forth on
Exhibit 5(h) attached hereto.

(i) Seller has never filed for bankruptcy nor had any involuntary petition filed against it or made any assignment for the benefit of its creditors.

(j) There are no liens on the Property and no potential liens exist that may arise from mechanic's or materialmen's liens and there are not other creditors with potential lien claims against the Property.

(k) The present fair market value of the Property in its present physical condition is approximately equal to the unpaid indebtedness under the Notes.

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

Except for the roof, Seller shall continue all routine maintenance and repair of the Property including that for the grounds, parking and drive areas, and all improvements, until the Closing Date.

6. Closing of Sale. The Closing shall be held on the 2nd date of May, 2008 (the "Closing Date"). The Closing shall occur at the offices of Chicago Title Insurance Company, 725 Cool Springs Blvd., Suite 160, Franklin, Tennessee 37067, or such other place as the parties may mutually agree. In the event the conditions precedent specified in paragraph 9 herein below are not satisfied on or prior to the Closing Date, then unless the contingencies not satisfied are waived in writing by Purchaser, this Contract shall be terminated and the earnest money deposit shall be returned to Purchaser. Purchaser shall not be required to close except upon satisfaction prior to closing of the conditions precedent specified in paragraph 9 below. At closing, all documents necessary for conveyance of the Property and issuance of the Title Insurance Policy to Purchaser by the Title Insurer shall be executed and delivered, all subject to the approval of Purchaser and the Title Insurer. Seller at closing shall execute and deliver all instruments reasonably deemed necessary by Purchaser and the Title Insurer to accomplish this transaction.

7. Prorations. Real estate taxes for the year in which closing occurs shall be assumed by the Purchaser. Any back taxes shall be paid by Purchaser. Any special assessments or roll-back taxes which may be a lien against the Property at the date of closing, or which are assessed for a period prior to closing, shall be paid by Seller.

8. Possession. Possession shall pass with delivery of deed, provided, however, Seller shall have until May 15, 2008, to remove from the Property the remaining equipment purchased from Seller by Prime Choice Foods.

9. Conditions Precedent to Purchaser's Obligations. Purchaser's obligations hereunder are expressly made subject to the satisfaction by Seller of each of the agreements and covenants set forth herein which are to be performed by Seller.
In the event any of the agreements and covenants of Seller have not been satisfied, or waived in writing, as of the Closing Date, Purchaser may, at its sole election, terminate this Contract by notice of such to Seller, in which event Seller shall promptly refund the earnest money paid by Purchaser.

10. Default. Should Purchaser default in the performance of this Contract, then the earnest money paid shall be retained by Seller as liquidated damages, and Purchaser shall have no further liability hereunder, either for damages or specific performance.

11. Miscellaneous. This Contract is binding upon the heirs, successors, and assigns of the respective parties, and constitutes the entire agreement between the parties. Captions are for convenience only and shall not limit the scope or intent of this agreement, or any part hereof. Any notice required or allowed hereunder shall be hand-delivered or sent by United States certified mail, return receipt requested, postage prepaid, as follows:

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

                To Purchaser:

                Mr. Mark W. McCutcheon
                President Golden Flake Snack Foods, Inc.
                One Golden Flake Drive
                Birmingham, Alabama 35233
                Fax Number: (205) 458-7335

                Copy to:

                John P. McKleroy, Jr.
                Spain & Gillon, L.L.C.
                The Zinszer Building
                2117 2nd Avenue North
                Birmingham, Alabama 35203
                Fax number: (205) 324-8866

                To Seller:

                Mr. Steve Peak
                C/O Ronald B. Buchanan
                Suite 101
                165 Indian Lake Blvd.
                Hendersonville, Tennessee 37075
                Fax Number: (615) 822-1684

                Copy to:

                Ronald B. Buchanan
                Suite 101
                165 Indian Lake Blvd.
                Hendersonville, Tennessee 37075
                Fax Number: (615) 822-1684

      Where the circumstances require, the singular shall refer to the plural and the plural to the singular, and the use of one gender shall be applicable to all genders. This instrument is severable such that the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions. This Contract and the rights hereunder are not assignable, and the provisions hereof shall survive the closing.

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

12. Environmental Assessments. Any environmental assessments required by the Purchaser, his representatives or agents, shall be paid for by the Purchaser and a copy shall be furnished to the Seller.

13. Condition of Property. Seller makes no representations or warranties regarding the condition of the Property except to the extent expressly and specifically set forth herein. Purchaser has had the opportunity to determine, both personally and through or with a representative of Purchaser's choosing, any and all conditions of the Property material to Purchaser's decision to buy the Property. Except as otherwise stated in this Agreement, Purchaser accepts the Property in their present "AS IS" condition.

14. Casualty Loss and Condemnation. If, prior to Closing, the Property or any part thereof shall be destroyed or materially damaged by fire or other casualty, or condemned that is in excess of $100,000.00, Purchaser shall have the option either to terminate this Agreement or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If Purchaser elects to consummate the transaction contemplated by this Agreement, Seller shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Purchaser shall, at Closing receive a credit against the Purchase Price equal to the amount of such insurance or condemnation proceeds received by Seller. If Purchaser elects to terminate this Agreement as a result of a casualty loss or condemnation in excess of $100,000, the Earnest Money shall be returned to Purchaser, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement.

      If, prior to Closing, there is any other damage or destruction or condemnation that is less than $100,000.00 to the Property or any part thereof, Seller shall either repair such damage prior to Closing or allow Purchaser a credit against the Purchase Price of the Equipment or Real Property, whichever is damaged or condemned, in an amount equal to the reasonably estimated cost of repair.

15. No Brokers. SELLER AND PURCHASER EACH REPRESENTS TO THE OTHER THAT IT HAS NO AGREEMENT TO PAY ANY COMMISSION TO ANY BROKER AS A RESULT OF THIS AGREEMENT OR SALE AND EACH PARTY AGREES TO INDEMNIFY, HOLD HARMLESS AND DEFEND THE OTHER FROM ANY AND ALL CLAIMS FROM REAL ESTATE BROKERS, AGENTS OR OTHER PARTIES CLAIMING TO BE ENTITLED TO A FEE, COMMISSION OR OTHER COMPENSATION FROM THE INDEMNIFYING PARTY AS A RESULT OF THE EXECUTION OF THIS AGREEMENT OR THE SALE CONTEMPLATED HEREIN. THE OBLIGATIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

16. Attorney's Fees and Recording Fees. The Seller shall be responsible for payment of its attorney's fees. Purchaser shall be responsible for payment of its attorney's fees. The recording fees and taxes imposed upon recordation of the deed shall be paid by Purchaser.

                  (Signatures appear on the next page)

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      IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Contract  to be effective as of the last date written below.

      Seller:
                                          TENNESSEE CHIPS, LLC

/s/ Steve Peak                            By:
-----------------------------------
                                          Steve Peak
                                          Its: Member and Chief Manager

      Purchaser:
                                          GOLDEN FLAKE SNACK FOODS, INC.

/s/ Mark W. McCutcheon                    By:
-----------------------------------
                                          Mark W. McCutcheon
                                          Its: President

STATE OF ____________   )
__________ COUNTY       )

      I, the undersigned authority, a notary public in and for said county in said state, hereby certify that Steve Peak, whose name is signed to the foregoing instrument in his capacity as Member and Chief Manager of Tennessee Chips, LLC., a Tennessee limited liability company, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date as the act of said corporation.

                     Given under my hand and official seal this the _____ day of ________________, 2008.


                                    Notary Public
                                    My Commission Expires:
                                                          --------------------

STATE OF ALABAMA        )
JEFFERSON COUNTY        )

      I, the undersigned authority, a notary public in and for said county in said state, hereby certify that Mark W. McCutcheon, whose name is signed to the foregoing instrument in his capacity as President of Golden Flake Snack Foods, Inc., a Delaware corporation, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date as the act of said corporation.

                     Given under my hand and official seal this the _____ day of ________________, 2008.


                                    Notary Public
                                    My Commission Expires:
                                                          --------------------


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                                   EXHIBIT "A"

                                LEGAL DESCRIPTION
                                -----------------


Parcel I:
---------

            Land in Davidson County, Tennessee, being Lot No. 21 and the northerly one-half (1/2) of Lot 20 on the Map of Sidco Subdivision, of record in Book 2133, page 115, Register's Office for said County.

            Said Lot No. 21 and the northerly one-half (1/2) of Lot No. 20 adjoin and front together 150 feet on the easterly boundary of Kraft Drive and run back between parallel lines, 315 feet to a dead line.

Parcel II:
----------

            Land in Davidson County, Tennessee, being Lot No. 22 and the southerly one-half of Lot 23 on the Map of Sidco Subdivision, of record in Book 2133, page 115, Register's Office for said County.

            Said Lots No. 22 and part of 23 front 150 feet on the easterly side of Kraft Drive and extend back between parallel lines 315 feet to the center line of the L. & N. lead track.

            Being the same property conveyed to Ronald B. Buchanan, Trustee, with full power to sell, mortgage or convey without joinder of beneficiary by Quitclaim Deed from Tennessee Chips, LLC, of record in Instrument No. 20070125-0010088, Register's Office for Davidson County, Tennessee.

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                                   EXHIBIT "B"


                              PERMITTED EXCEPTIONS
                              --------------------

1. Taxes for the year of 2007 are unpaid and delinquent. Taxes for the year 2008 are a lien, not yet due and payable.

2. Subject to all matters shown on the Plan of Sidco Subdivision of record in Plat Book 2133, Page 115, as amended in Book 5842, page 627, Register's Office for Davidson County, Tennessee.

3. Restrictive Covenant of record in Book 6513, page 24, said Register's Office, as partially released by instrument of record in Book 8719, page 650, said Register's Office.

4. Mutual Easement of record in Book 5958, Page 861, Register's Office for Davidson County, Tennessee.

5. Easement for sanitary sewers and/or storm drainage granted Metropolitan Government of Nashville and Davidson County, Tennessee, of record in Book 4017, page 327, Register's Office for Davidson County, Tennessee.

      Exception to Easement as of record in Book 5846, Page 715, Register's Office for Davidson County, Tennessee.

6. Rights reserved with reference to uranium, thorium and all other material essential to production of fissionable materials as is fully set out in deed of record in Book 2152, page 347, Register's Office for Davidson County, Tennessee.

7. Easements as set out in instrument of record in Book 2293, page 555, Register's Office of Davidson County, Tennessee.

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